TURNKEY AGREEMENT

     This Turnkey Agreement ("Agreement"), dated September 14, 1998 is made by and between THE NETWORK CONNECTION, INC., a Georgia corporation with a place of business at 1324 Union Hill Road, Alpharetta, Georgia 30004 ("TNC"), and CARNIVAL CORPORATION, a Panamanian corporation with a place of business at 3655 N.W. 87th Avenue, Miami, Florida 33178 ("Carnival").

     WHEREAS, Carnival is in the business of offering cruise vacations to its passengers;

     WHEREAS, TNC has developed a computer hardware and software system, known collectively as "Cruiseview," for the delivery of interactive television services on board cruise ships; and

     WHEREAS, TNC desires to provide to Carnival Cruise Lines (a division of Carnival), and Carnival Cruise Lines desires to obtain from TNC, the aforementioned interactive television system for use aboard the M/S Triumph (the "Initial Ship") and such other cruise vessels owned or operated from time to time by Carnival Cruise Lines, as from time to time may be designated by Carnival Cruise Lines (all such cruise vessels, collectively, the "Ships" and individually, a "Ship").

     NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged the parties hereto, intending to. be legally bound hereby, agree as follows:

1.   DEFINITIONS.

     (a) "Acceptance Date" shall mean, with respect to each Ship, the date on which Carnival notifies TNC in writing that the System has met all of the acceptance criteria set forth in Exhibit "E" attached hereto, provided that Carnival shall provide such notification, or shall notify TNC that such criteria have not been met, no later than the last day of the applicable Acceptance Period.

     (b) "Critical Design Review" or "CDR" means a review process undertaken by TNC and Carnival to ascertain whether TNC's design of the System meets Carnival's requirements, to resolve questions and to give direction as required. CDR shall take place at a date set forth in the Milestone Schedule attached hereto and incorporated herein as Schedule "D" (the "Milestone Schedule").

     (c)  "Equipment"  means hardware and related  documentation  sold by TNC to
          Carnival  in  accordance   with  the  terms  and  conditions  of  this
          Agreement.

     (d) "Licensed Software" means computer programs or firmware (embedded software) proprietary to TNCi or its suppliers and licensed to Carnival in accordance with this Agreement, including all manuals and documentation related thereto.

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     (e)  "Ship  Survey" or "SS" means a review  process  undertaken  by TNC and
          Carnival prior to Critical Design Review to determine TNC's design of the System to meet Carnival's requirements, as determined by Carnival in Its sole discretion. The written System design document resulting from SS and agreed to in writing by the parties shall be attached hereto and incorporated herein as Exhibit I to Schedule "C." SS shall take place at the date set forth in the Milestone Schedule.

     (f)  "Product(s)"   means  Equipment  and  Licensed  Software  sold  and/or
          licensed to Carnival and set forth in Schedule "A" attached hereto and incorporated herein by this reference.

     (g) "Services" means installation, testing and warranty period services as well as post-warranty period maintenance services, if any, provided by TNC hereunder.

     (h) "Specifications" means the written system design document resulting from CDR and agreed to in writing by the parties hereto. Upon such mutual written agreement, the Specifications shall be attached hereto and incorporated herein as Exhibit 2 to Schedule "C."

     (i) "System" means the total integrated "Cruiseview" interactive television system, including all Equipment, Licensed Software, Services and any other item necessary to certify and operate the Products in accordance with the Specifications.

     (j) "Installation Date" shall mean, with respect to each Ship, the date on which TNC shall have notified Carnival in writing that installation of the System on the applicable Ship has been completed and the System has been successfully tested by TNC.

2.   RESPONSIBILITIES.

     (a)  Subject to the terms and conditions hereof, TNC shall:

          (i) Provide, within four (4) years from the date first written above, for each Ship designated by Carnival (including without limitation the Initial Ship), and install on each such Ship at its home port, at the total price per cab-in not to exceed that set forth in Schedule "A," for a minimum of eight hundred (800) cabins per Ship, the System, consisting of the Equipment and Licensed Software described or listed on Schedule "A." The installation of the System on the Ships, and the delivery of documentation related thereto, will be in accordance with the Milestone Schedule. TNC agrees to provide to Carnival written progress reports regarding the status of the installation of the System.

          (ii) Provide, at no cost or expense to Carnival, all personnel reasonably necessary and appropriate install the System on board each Ship. TNC understands and acknowledges that, while on board any Ship, its personnel will be subject to the authority of the

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                Masterof that Ship and the officer(s)  designated to oversee the operation of the System, and all such personnel will at all times while on board any Ship comply with the operations manual of Carnival, in the form then in effect.

          (iii) Train up to ten (10) personnel of one class per Ship of Carnival at no additional charge, at Carnival headquarters in Miami, Florida, in the operation and maintenance of the System. Additional training can be provided at $___ per day. Additional training shall be provided at a cost to Carnival of $___ per day for up to 10 Carnival personnel per class plus expenses for travel, lodging and subsistence at actual cost. Should training be provided at TNC's location in Alpharetta, Georgia, Carnival shall be responsible for travel, lodging and subsistence of Carnival personnel to be trained.

          (iv) Throughout the Warranty Period (as hereafter defined), at its sole cost and expense, maintain the System in proper working order and otherwise in accordance with the Specifications, as more specifically set forth in Section 9 of this Agreement.

          (v) Pay to Carnival, with respect to each System (or other interactive television system similar to the System) or component thereof and each application or module relating to the System (or other interactive television system similar to the System), regardless of whether any such application or module is developed by or an behalf of TNC, Carnival or any third party, which TNC provides to any party other than Carnival Cruise Lines Ships for cruise vessel use, royalties in an amount equal to:
                (A) __percent ( __%) of all payments received by TNC with respect to the sale, rental, lease or other transfer of the system, or of any application, module or other product relating thereto (including, without limitation, the sales price of any equipment and license fees in connection with any software), and
                (B) ____ __percent (__ %) of all payments received by TNC (net of direct costs) in excess of the transfer price defined in (A) with respect to any revenue sharing or similar arrangement entered into between TNC and such party relating to the system, or any application, module or other product or service relating thereto. All royalties due under the preceding sentence shall be remitted by TNC to Carnival within thirty (30) days after TNC's receipt of the applicable revenues, and shall be accompanied by a written statement indicating, in reasonable detail, the source of all such revenues and the calculation of Carnival's proportionate share. In addition, in the event that TNC collects any rental payments for which a royalty payment is due under this paragraph, TNC shall provide to Carnival, within thirty
                (30) days after each calendar quarter in which such rental payments are received, a written report setting forth, with respect to each applicable cruise vessel on which a System, component, application or module is installed, the amount of rent received by TNC during such quarter attributable to the

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                vessel's  operations in U.S. waters and the amount  attributable to the vessel's operations outside of U.S. waters. TNC shall ensure that, with respect to any System, component, application and module sold by TNC and for which a royalty payment will be due under this paragraph, transfer of title shall occur outside of the United States, and that each applicable purchase, rental or other applicable agreement between TNC and a third party recipient thereof shall provide that transfer of title will occur outside of the United States. Carnival or its appointed representative shall have the right, during regular business hours and upon reasonable advance notice, to audit TNC's books and records to verify the accuracy and completeness of the payments made under this paragraph. As used in this paragraph, the term "TNC" shall include any affiliates, subsidiaries, parent companies, successors, assignees and transferees of TNC.

          (vi) At no expense to Carnival, obtain a performance bond or standby letter of credit in favor of Carnival, with a company and on terms acceptable to Carnival, to secure its obligation to refund the two initial installment payments required to be made by Carnival pursuant to Schedule "A" upon the terms set forth herein.

     (b)  Subject to the terms and conditions hereof, Carnival shall:

          (i) Pay, with respect to the Initial Ship and any additional Ships designated by Carnival, the applicable amount set forth in Schedule "A", pursuant to the applicable payment schedule set forth therein. In the event Carnival fails to make any such payment when due, and such failure to pay continues for more than thirty (30) days after Carnival's receipt of written notice specifying such failure, Carnival shall be subject to a late payment charge of 1% per month until paid, and TNC may decline to make further Product or Service deliveries except upon receipt of cash or satisfactory security. Carnival is responsible for all sales, use and similar taxes arising from the sale of products or services to Carnival hereunder, and Carnival agrees to reimburse TNC for any such charges paid on Carnival's behalf.

          (ii) Make available to TNC, on any Ship upon which the System is installed or is then to be installed, (A) reasonable access for such TNC personnel as will be installing, testing, maintaining or servicing the System, or otherwise providing Services pursuant to this Agreement, and (B) appropriate accommodations on-board such Ship, if necessary, for up to seven (7) TNC personnel who are engaged in installing, testing, maintaining or servicing the System on such Ship; provided, however, that none of the foregoing activities of TNC shall unreasonably interfere with the normal functions of such Ship or require displacement of revenue guests, and that Carnival shall not be required to provide such accommodations for any period in excess of the number of days as defined in the Milestone Schedule, It is understood that TNC personnel occupying such accommodations shall, at all times while on-board such Ship, be subject to Carnival's policies regarding on-board contractors, including those concerning dress, decorum and personal behavior.

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          (iii) Provide  reasonable  access to each Ship on which the  System is then installed, when such Ship is in port, for TNC personnel to demonstrate the System to a reasonable number of prospective customers, provided that Carnival is given at least seven (7) days' prior notice of and approves the number of persons to board and the date and time of each such demonstration. In connection with making such demonstrations, TNC shall conform to Carnival's procedures for approving on-board visitors, including but not limited to making advance requests for boarding passes. TNC shall be solely responsible and liable for any damage or injury to persons or property arising out of or in connection with any such demonstration.

3.   TERM/EXTENSION TO OTHER SHIPS.

     (a) Except as otherwise specifically provided herein with respect to individual provisions of this Agreement, the respective rights and obligations of the parties hereunder shall survive indefinitely.

     (b) Carnival shall have the right, at any time during the four (4) year period commencing on the date first written above, to designate Ships, whether then existing or under construction, for System installation, in addition to the Initial Ship, at the price per cabin set forth in Schedule "A," provided that in the event of any decrease in TNC's direct costs with respect to the System between the date of this Agreement and the date that any such designation is made, TNC shall pass along any such cost reductions in the price payable by Carnival, on a dollar-for-dollar basis. TNC and Carnival shall establish a mutually acceptable timetable for the installation of the System on any such additional Ships, generally consistent with the schedule for installation on the Initial Ship, as set forth in the Milestone Schedule.

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4.   ACCEPTANCE PERIOD.

     Notwithstanding anything to the contrary contained in this Agreement, in the event that the System fails to fully perform in accordance with the Specifications and the System design document attached hereto, and to fully meet the acceptance criteria set forth in Schedule "E" attached hereto, in each case as determined by Carnival in its sole discretion, from the date that TNC shall have notified Carnival in writing that installation of the System on the applicable Ship has been completed and the System has been successfully tested by TNC, Carnival shall have the right, exercisable upon written notice to TNC at any time within the applicable period of time set forth below (the "Acceptance Period"), to either (a) extend the Acceptance Period for a term selected by Carnival, in which case TNC shall use its best efforts to cause the System to fully meet the acceptance criteria within such additional period, or (b) terminate this Agreement effective immediately respect to such Ship, in which case TNC shall promptly, at its sole cost and expense, and without causing damage to applicable Ship, remove the System from such Ship, and refund any and all sums paid by Carnival to TNC hereunder with respect to such Ship. In the event that Carnival shall elect to extend the Acceptance Period pursuant to the previous sentence, and TNC shall thereafter be unable to cause the System to fully meet the acceptance criteria (as determined by Carnival in its sole discretion) within such additional period, Carnival shall have the same right to terminate this Agreement as described in subsection (b) of the previous sentence. The Acceptance Period with respect to the Initial shall be one (1) year, and with respect to any and all additional Ships shall be ninety (90) days.

5.   SHIPMENT, TITLE AND SECURITY INTEREST.

     TNC shall effect delivery and installation of the System and/or Services on each Ship within the time mutually agreed upon by TNC and Carnival (with respect to the Initial Ship, as set forth in the Milestone Schedule), at TNC's sole cost and expense. Title to and risk of loss and damage to the Products sold shall pass to Carnival immediately upon the Acceptance Date with respect to each such Product on board the applicable Ship. Carnival hereby grants TNC a security interest in the Products sold hereunder and in the proceeds therefrom, in accordance with the law applicable to the Products, such security interest to continue until Carnival has made full payment therefor. Carnival agrees that it will execute any UCC Statements or other similar documents evidencing TNC's security interest in the Products, upon request of TNC, at TNC's sole cost and expense. TNC agrees that it shall file appropriate UCC termination statements or similar documents, as applicable, evidencing the release of each such security interest promptly upon payment in full by Carnival.

6.   SOFTWARE.

     (a) TNC hereby grants to Carnival a non-exclusive, perpetual, worldwide, royalty-free license to use the Licensed Software (software and/or firmware, as the case may be), including all documentation related thereto, in connection with the System. Title to such Licensed Software (but excluding the software described in subsection (b) below) shall remain with TNC or its suppliers, as the case may be,

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          notwithstanding   anything  to  the  contrary  contained  herein.  TNC
          represents and warrants that it has the authority to grant such a license with respect to all of the Licensed Software. TNC further represents and warrants that the System as delivered and installed by TNC shall be fully operational and that no software other than the Licensed Software shall be necessary to operate the System in accordance with the Specifications.

     (b) TNC acknowledges that, notwithstanding anything to the contrary contained in this Agreement, all right, title and interest in and to all software which interfaces or links the System and Carnival's property management system (collectively, the "Interface Software") as defined in Exhibit "I", shall be owned by Carnival. All Interface Software produced by or on behalf of TNC shall be deemed "works made for hire" within the meaning of the U.S. Copyright Act and any other applicable laws relating to intellectual property, and TNC understands and acknowledges that Carnival shall own all right, title and interest in and to the Interface Software, including without limitation copyright, patent and trademark rights. To the extent that any such software shall not be deemed "works made for hire," TNC hereby assigns all right, title and interest in and to such software, including without limitation copyright, patent and trademark rights, to Carnival, TNC shall execute and deliver to Carnival any additional documents that may be reasonably required to evidence or perfect such assignments. TNC shall not make any use of any Interface Software other than as part of the System delivered to Carnival without the prior written consent of Carnival.

     (c) TNC acknowledges that Carnival may provide program content for the System itself, or may procure such content from third parties, and TNC represents and warrants that the use by Carnival of content or software provided by Carnival or third parties in connection with the System (including, without limitation, any Licensed Software) shall not give rise to any claim of copyright infringement, or any similar claim relating to intellectual property, by TNC or any licensor of TNC based solely upon the use of content or software in combination with the System.

7.   CANCELLATION AND RESCHEDULING.

     At any time prior to the scheduled date of installation, Carnival may cancel the Products on order upon payment to TNC of all direct costs incurred by TNC (time and materials, including non-recurring engineering costs) (the "Cancellation Fee") as a result of TNC performing its obligations hereunder.

     TNC will allow Carnival to delay any scheduled installation dates for a maximum of 60 days upon written notice of the new installation date received by TNC at least 45 days in advance of the scheduled date of installation. Any rescheduling to a date more than 60 days after the original scheduled date of installation or received by TNC less than 45 days in advance of the scheduled date of installation, will be subject to a reschedule charge of 5% of the price of the applicable Products purchased. After the first rescheduling, Carnival will be subject to a reschedule

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     charge of 5% of the price of the  Products  purchased  for each  subsequent rescheduling (none of which may exceed 60 days) regardless of the length of the rescheduling or period of notice. Failure by Carnival to schedule installation to occur within 12 months after the initial agreed upon date will be considered as a cancellation subject to the Cancellation Fee, calculated as identified above. Any rescheduling to a date later than identified on the Milestone Schedule shall effect all subsequent milestones therein by a corresponding number of days.

8.   TERMINATION.

     (a) Either party may terminate this Agreement upon written notice to the other party in the event of a material breach of this Agreement by such other party, which breach shall have remained uncured for thirty
          (30) or more days after receipt of written notice thereof.

     (b) Without limiting any other right or remedy contained herein, Carnival may terminate this Agreement with no further obligation to TNC, on fifteen (15) days' written notice to TNC in the event the parties do not successfully complete SS or CDF, or cannot agree on the Specifications, within 30 days of their scheduled dates of completion, as set forth in the Milestone Schedule. In addition, Carnival may terminate this Agreement with no further obligation to TNC upon notice to TNC at any time after the occurrence of any of the following events:

          (i) TNC shall have filed or initiated proceedings, or shall have had proceedings filed or initiated against it, seeking liquidation, reorganization or similar relief (including without limitation the appointment of a trustee, receiver, custodian or other such person) under any bankruptcy, insolvency or similar law;

          (ii) TNC shall have purported to assign this Agreement (or any part hereof) without having first obtained Carnival's prior written consent, or

          (iii) TNC shall not have had the power, right or authority to grant any license contained in this Agreement with respect to any Licensed Software, or any such power, right or authority shall have been revoked or otherwise lost.

9.   WARRANTY.

     Except as set forth to the contrary in Schedule "B" attached hereto and incorporated herein, TNC warrants to Carnival that:

     (a) for a period commencing upon the Acceptance Date and continuing for ______(__) months thereafter (the "Warranty Period"), all Products sold or licensed to Carnival hereunder shall be free from defects in materials and workmanship and that the System shall perform in all material respects in accordance with the Specifications;

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     (b)  the advent of the year 2000 shall not adversely affect the performance of the System, or any component thereof. Without limiting the generality of the foregoing, (1) all equipment, hardware, firmware, middleware, custom or commercial software and other systems, including
          all  components  thereof   (collectively,   "Materials"),   which  are
          furnished pursuant to this Agreement shall accurately process date data (including, but not limited to, calculating, comparing and sequencing) from, into, and between the twentieth and twenty-first
          centuries,   and  the  years  1999  and  2000,   including  leap  year
          calculations, and (ii) no date data will cause any interruption or other error in the operation of any such Materials. To the extent that any Materials perform as a package or system, the foregoing warranty shall apply to the Materials as a system, and to each Material individually; and

     (c) neither the delivery of the System to the Ships nor Carnival's use of the System on the Ships will violate any export laws of the United States.

          TNC's obligation to perform pursuant to the warranties provided in this Section 9 is limited to undertaking all reasonable efforts to identify and correct any defects or other breaches (in accordance with the terms and conditions set forth in Schedule "B") which prevent the continued use of the Products in accordance with the Specifications (including repairing or replacing Products, as appropriate) or, if TNC is unable to so correct any such defects or otherwise remedy any breach within a commercially reasonable period (but in no event to exceed thirty (30) days) during the Warranty Period, to refund all sums paid by Carnival to TNC hereunder with respect to the affected Ship(s).

          Upon the expiration of the Warranty Period, Carnival shall have the option to extend the Warranty Period for up to four (4) additional one-year terms (each an "Extended Warranty Period"). The cost for each Extended Warranty Period shall be equal to an amount not to exceed ____ percent (__ %) of the cost to Carnival of the applicable Products to be warranted during the Extended Warranty Period.

          The foregoing warranties and commitments are for the benefit of and apply only to Carnival. The warranties provided herein do not extend and are not transferable to any subsequent end-users of the Products, other than any subsidiary, affiliate or assignee of Carnival. Not included under this warranty are Services or replacement Equipment which are required due to (a) abuse, misuse, or abnormal conditions of operation; (b) damage to the Equipment which is a result of the use of unapproved, non-TNC mounting devices; (c) any damage to Carnival's equipment or Equipment as a result of Carnival connecting components which have not been purchased from TNC and/or inspected and approved by TNC or TNC approved personnel for connection to the Equipment, (d) unauthorized attempts by other than TNC personnel or TNC authorized representatives to install, repair, maintain or modify the Equipment or System; or (e) causes external to TNC-maintained Equipment, such as power surges or force majeure events, as described in Section 22 hereof.

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10.  GENERAL INDEMNIFICATION.

     (a) TNC shall indemnify, defend and hold harmless Carnival and its successors and assigns from and against any and all liabilities, claims, suits, damages, judgments, awards, penalties, losses and other liabilities (including all related reasonable attorneys' fees, costs and expenses in connection therewith, whether at the trial or appellate level) (collectively referred to hereinafter as "Losses") suffered or incurred by Carnival by reason of, arising out of or in connection with (i) any negligent, willful or intentional act or omission of TNC (or an employee, agent or representative of TNC committed or omitted, as the case may be, in the course of or in connection with TNC's performance of the terms of this Agreement, or
          (ii) any breach of this Agreement by TNC.

     (b) Carnival shall indemnify, defend and hold harmless TNC and its successors and assigns from and against any and all Losses suffered or incurred by TNC by reason of, arising out of or in connection with (i) any negligent, willful or intentional act or omission of Carnival (or an employee, agent or representative of Carnival) committed or omitted, as the case may be, in the course of or in connection `kith Carnival's performance of the terms of this Agreement, or (ii) any breach of this Agreement by Carnival.

11.  INTELLECTUAL PROPERTY INDEMNIFICATION.

     TNC shall defend, at its expense, and shall Indemnify Carnival against, any claim, suit or other action brought against Carnival alleging that any Product or other component of the System furnished hereunder infringes a trademark, patent or copyright, or incorporates or is based upon any third party's trade secret, and TNC shall pay all costs, expenses and damages based on any such claim, suit or other action awarded or payable by Carnival, if any, provided that Carnival gives TNC prompt written notice of any such claim and gives TNC, at TNC's sole cost and expense, information, reasonable assistance, and sole authority to defend or settle the claim. In the defense or settlement of the claim, TNC may obtain for Carnival the right to continue using the Products, replace or modify the Products so that they become non-infringing or, if such remedies are not reasonably available, grant Carnival a credit for the price paid to TNC with respect to the applicable Products and accept their return (at TNC's sole expense), provided, however, that any such remedy will permit the System to fully and properly continue to operate as otherwise set forth in this Agreement. TNC shall not have any liability if the alleged infringement is based solely upon (i) the use or sale of the Products in combination with other products or devices not furnished by TNC, or (ii) any unauthorized modification of the Products by Carnival. This Section 11 sets forth TNC's sole obligation and Carnival's sole remedy with regard to trademark, patent, copyright and/or trade secret infringement claims.

12.  INSURANCE/WAIVER OF SUBROGATION.

     TNC shall obtain and maintain, throughout the term of this Agreement, at its own cost and expense:

     (a) Worker's Compensation/Employer's Liability insurance covering its employees. Said insurance shall include a Longshore and Harbor Worker's Compensation Act Coverage Endorsement and a Maritime Coverage Endorsement with no territorial limits. The coverage shall include liability (if any) for (i) maintenance and cure as well as personal injury or death claims asserted by TNC's employees or their estates, and (ii) repatriation, loss of personal effects and other costs to employees (including, without limitation, burial costs) in the event of death, casualty or termination of a voyage.

     (b) Comprehensive General Liability insurance, including product liability coverage, covering claims of passengers or other third parties arising out of or in connection with TNC's operations or the actions of TNC's employees and/or its subcontractors. Said coverage shall be in an amount of at least $__________.

     (c) Automobile Liability insurance for bodily injury and property damage in the amount of at least $__________.

     All such insurance shall be in form, in amounts, with carriers and on terms reasonably satisfactory to Carnival and shall name Carnival as an additional insured party, and include a waiver of subrogation. Within thirty (30) days of the execution of this Agreement and no less than annually thereafter, TNC shall provide Carnival with a Certificate or Certificates of Insurance evidencing such coverage.

13.  LIMITATION OF LIABILITY.

     TNC ASSUMES NO LIABILITY EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, AND IN NO EVENT SHALL TNC BE LIABLE WHETHER IN CONTRACT OR TORT FOR DAMAGES RELATING TO LOSS OF MAGNETICALLY STORED COMPUTER PROGRAMS OR DATA. EXCEPT FOR DAMAGES ARISING UNDER SECTION 11 HEREOF OR AS MAY BE AWARDED IN CONNECTION WITH ANY CLAIM BROUGHT BY A THIRD PARTY AND SUBJECT TO A PARTY'S INDEMNITY OBLIGATIONS AS SET FORTH UNDER SECTION 10 HIEREOF, NEITHER PARTY SHALL BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES.

14.  MATTERS RELATING TO TNC EMPLOYEES.

     (a) TNC'S OBLIGATIONS. TNC's status under this Agreement is solely that of an independent contractor, and TNC at all times has the obligation and right to control all of the employees or other personnel engaged by TNC to perform its obligations hereunder, and such persons are solely the responsibility of TNC. As between any such person and TNC, TNC hereby acknowledges that it is solely responsible for the payment of all wages, vacation pay, benefits and repatriation expenses.

     (b) RESPONSIBILITY FOR PAYMENT OF CERTAIN EXPENSES. TNC shall be solely responsible for the payment of any medical and subsistence expenses or damages to TNC's employees and other personnel arising from accident or illness, and TNC shall promptly reimburse Carnival for any such expenses or damages incurred by Carnival.

     (c) NO MARITIME LIENS. Except as specifically provided in Section 5 hereof, neither TNC nor any of its employees or other personnel shall have maritime liens on a Ship for any payments due to them in connection with this Agreement.

     (d) JONES ACT. TNC's employees and other personnel are not entitled to assert claims against
                  Carnival under the Jones Act, 46 U.S.C. 688.

     (e) EMPLOYEE CONTRACTS. TNC will cause each of its employees and other personnel who will serve or work on any Ship to sign a written contract or other document, containing the following notice:

     "Your employer is a concessionaire of Carnival Corporation, the owner and/or operator of the Ship. You are subject to the control of your employer. You are also subject to the authority of the Master for purposes of health, safety and discipline. In your dealings with passengers you will refer to yourself as a member of the interactive television system team, ` However, your employer is solely responsible for you, and neither the Ship nor Carnival Corporation, is obligated to you for any payments. You are required to comply with the terms of any agreement and/or policy now existing, or hereafter entered into or adopted by Carnival Corporation, with respect to the carrying on board the Ship and/or use on board the Ship of any narcotics or other controlled substances that Carnival Corporation may deem necessary or desirable in view of the laws, regulations and policies of any governmental jurisdiction including, without limitation, the zero tolerance policy of the government of the United States of America."

     (f)  SHIP'S ARTICLES.

          (i) TNC irrevocably appoints the Master of a Ship as its agent with the power of overall supervision of TNC's employees and other personnel on board the Ship for purposes of health, safety, and discipline. The Master may delegate this supervisory power to the Ship's Staff, Captain and/or Purser.

          (ii) Only for purposes of health, safety and discipline and to facilitate compliance with the immigration laws applicable in a Ship's base port and other ports of call, TNC's employees and other personnel will sign on ship's articles- but such adherence to ship's articles will not in any way detract from or modify the TNC's status as an independent contractor, and its relationship or its right and obligation to control its employees and other personnel, as described in Sections 14(a) through 14(d), above. Carnival agrees to make all arrangements for TNC's employees and other personnel to sign on and off ship's articles.

     (g)  HEALTH AND DOCUMENTATION.

          (i) TNC will employ on-board the Ship only persons who, to the best of TNC's knowledge, are of good moral character as well as good health, and who hold valid passports, visas, and all other permits required by any governmental authority having jurisdiction, in order that they may enter and leave the base port and other ports where the Ship may call.

          (ii) TNC will at its own expense arrange for each of its employees and other personnel to receive and pass a complete medical examination including a chest x-ray and blood test, immediately prior to serving on-board a Ship and periodically thereafter, provided that the foregoing shall apply only to any person who will be on board, for more than two (2) weeks during any calendar year, any Ship which has entered service. The report of such examination shall be forwarded to the Ship's doctor indicating that the employee or other personnel is medically fit for service on-board the Ship in accordance with standards established by Carnival and applicable to its own crew.

     (h) GROOMING. TNC's employees and other personnel will at all times keep themselves neatly groomed, well spoken, and suitably attired in TNC uniforms.

     (i) REMOVAL. In his/her discretion, the Master of a Ship may require, when he/she determines it necessary in his/her sole discretion to preserve health, safety or discipline on board the Ship, that any employee or other personnel of TNC remove himself/herself and his/her belongings from a Ship at any time when the Ship is in port, and all repatriation expenses, if any, will be for TNC's account. TNC shall be entitled to appeal such removal by referring the matter to Carnival for final determination, which determination shall be made in good faith.

     (j)  PROHIBITED   ITEM.   TNC's  employees  and  other  personnel  are  not
          permitted:

          (i) To carry or consume aboard a Ship any firearms or weapons, narcotics, or other drugs which are prohibited in the Ship's ports, except pursuant to a program of medical care under the direct supervision of the Ship's doctor;

          (ii) To consume alcoholic beverages aboard a Ship to the point of intoxication or to the point where, during the subsequent performance of their duties, such consumption could become apparent to the passengers;

          (iii) To board a Ship in an intoxicated state without the consent of the Master;

          (iv) To engage in gambling aboard a Ship in the Ship's casino or amongst themselves, or engage in any illegal activity;

          (v)   To  sell  any   merchandise  to   passengers,   or  to  purchase
                merchandise from the interactive system for resale.

15.  TNC'S OTHER GENERAL OBLIGATIONS.

     (a) SAFE STOWAGE. Subject to the approval of the Master of the Ship, which approval shall not be unreasonably withheld or delayed, TNC will safely stow for sea and will maintain such safe stowage for sea all of the System components and its other property, as well as all property belonging to Carnival which TNC uses to perform its obligations hereunder.

     (b) UNSEAWORTHINESS. TNC will not knowingly or recklessly create an unseaworthy condition in the performance of its obligations hereunder.

     (c) CAREFUL OPERATIONS. TNC will care for the property of a Ship utilized by TNC in performance of its obligations hereunder in a careful, efficient and businesslike manner.

     (d) COMPLIANCE WITH LAWS. TNC will comply with all laws and regulations of all governmental authorities having jurisdiction relating to its obligations or operations hereunder. Without limiting the generality of the foregoing, TNC represents and warrants that delivery of the System to the Ships will not violate any law, statute or regulation of the United States of America, including without limitation any applicable export laws or regulations. Carnival shall provide, at TNC's sole cost and expense, reasonable assistance to TNC in acquiring all necessary regulatory or other approvals for engaging in the sale, delivery, connection and use of the Products and related power supply transformers. All such approvals will, to the extent permitted by law, be obtained in the name of and on behalf of TNC or a designated representative of TNC.

     (e) DAMAGED PROPERTY. Each party will, at its own expense, repair or replace the other party's property which is damaged by the negligent acts of such other party's employees, over and above normal wear and tear.

16.  CRUISE SCHEDULING.

     Sailing and other cruise periods shall be scheduled at the sole discretion of Carnival.

17.  ESCROW AGREEMENT.

     At the request of Carnival, on or prior to the Acceptance Date, TNC shall enter into an escrow agreement, in substantially the form attached hereto as Schedule "F", providing for TNC's escrow of the source code for the Licensed Software (except for "off the shelf' third party software for which TNC licenses from such third party with no rights to source code upon terms mutually agreeable to TNC and Carnival (including, without limitation, the release of the source code to Carnival if TNC becomes insolvent or if TNC fails to provide services under Section 9 herein) and with Carnival as escrow agent, or with such other escrow agent as is mutually acceptable TNC and Carnival. If a party other than Carnival acts as the escrow agent, the fees and any other expenses payable to the escrow agent shall be split equally by TNC and Carnival.

18.  CONFIDENTIALITY.

     (a) Each party agrees, during the term of this Agreement and thereafter, to maintain the confidential nature of the terms and conditions of this Agreement and of any proprietary information (collectively, "Information") shared with it by the other party or obtained by a party from the other party's books, records or computer systems, or by reason of a party's access to the other party's business premises. Each party shall retain all right, title, and interest in and to all of its respective Information, including but not limited to any intellectual property rights embodied or contained therein. Each party shall (i) keep -in strictest confidence and trust all of the other party's Information and not use or disclose any such Information without the express prior written consent of such other party, except as reasonably necessary for the installation, operation and/or maintenance of the Products and/or the System, or to allow a party to perform its obligations or enforce its rights under this Agreement, and (ii) use its best reasonable efforts (but in no event less effort than such party uses to protect its own confidential information) to diligently protect all such Information against loss by inadvertent or unauthorized disclosure or use.

     (b) Notwithstanding anything to the contrary contained in subsection (a) above, neither party shall have any obligation or liability with respect to any Information of the other party, to the extent that such Information (i) is or becomes publicly available other than as a result of any act by such party in violation of subsection (a) of this
          Section 18, (ii) is known to such party prior to disclosure by such other party, or prior to such party's having access to such Information pursuant to this Agreement, (iii) is or becomes available to such party from a source that, to such party's knowledge, is not bound by an obligation of confidentiality to such other party prohibiting such disclosure, or (iv) is, on the advice of counsel, required to be disclosed by law or legal process.

     (c) Neither party shall, without the prior written consent of the other party, publicly disclose any terms of this Agreement, or the fact that this Agreement exists.

19.  RIGHT TO MAKE AGREEMENT.

     Each of the parties hereto represents and warrants to the other that it has all necessary and appropriate power and authority to execute, deliver and carry out the terms and provisions hereof and that its execution, delivery and performance thereof will not constitute a default by it under any other agreement to which it is a party.

20.  AGREEMENT APPROVAL.

     Each party hereby represents and warrants that all necessary approvals for this Agreement have been obtained, and the person whose signature appears below has the authority necessary to execute and deliver this Agreement on behalf of the party indicated.

21.  NOTICES.

     Any notices or other communication required by or relating to this Agreement shall be writing, and shall be sufficient if given as follows:
     (i) if delivered by hand or sent by facsimile, on the date of receipt, as confirmed by the courier or by automatic facsimile confirmation; (ii) if sent by reputable overnight delivery service, on the day following the day of sending; (iii) if sent by certified or registered mail, return receipt requested, in each case to the address set forth below, subject to any address change provided by notice given in such manner.

     If to TNC:                            If to Carnival:

     The Network Connection, Inc.          Carnival Cruise Lines
     222 N. 44th St.                       3655 N.W. 87th Avenue
     Phoenix, AZ   85034                   Miami, Florida 33178-2428
     Attn: Contracts and Legal Affairs     Attn:_____________________
     Facsimile: (602) 629-6300             Facsimile:________________

                                           with a copy to the attention of the
                                           General Counsel, at the same address,
                                           facsimile no _______________________


22.  FORCE MAJEURE.

     Neither party to this Agreement shall be liable for its failure to perform or for delay in performing any of its obligations hereunder to the extent that such performance is delayed or prevented by fire, flood, wind, earthquake, war, embargo, strikes, explosions, riots or other such catastrophic events, or by laws, rules or regulations of any governmental authority, and all time periods for performance under this Agreement shall be extended for an amount of time equal to the duration of such force majeure event.

23.  ASSIGNMENT.

     This Agreement or any part hereof shall not be assigned or otherwise transferred by any party without the prior written consent of the other party which consent shall not be unreasonably withheld. Notwithstanding the foregoing, however, Carnival may assign or other-wise transfer its rights and obligations under this Agreement to any entity with which Carnival merges or to which it sells all or substantially all of its assets, or to any entity that purchases or charters a Ship.

24.  MODIFICATIONS.

     Except as expressly set forth herein to the contrary, no modification of any of the terms and conditions of this Agreement shall be effective unless such modification is expressed in writing and executed by each of the parties hereto.

25.  RELATIONSHIP OF PARTIES.

     The parties are acting herein as independent contracting parties. Nothing herein shall create or be construed as creating a partnership, joint venture or agency relationship between the parties, and no party shall have the authority to bind the other in any respect.

26.  GOVERNING LAW.

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. THE PARTIES AGREE THAT ANY LEGAL PROCEEDING ARISING UNDER THIS AGREEMENT SHALL TAKE PLACE IN THE STATE OR FEDERAL COURTS LOCATED IN MIAMI-DADE COUNTY, FLORIDA, AND EACH PARTY EXPRESSLY CONSENTS TO JURISDICTION IN SUCH COURTS AND TO SERVICE OF PROCESS WITH RESPECT THERETO, AND WAIVES ANY OBJECTIONS TO ANY PROCEEDING IN ANY SUCH COURT THAT IT MIGHT OTHERWISE HAVE BASED ON IMSDICTION, VENUE, OR THE ADEQUACY OF EXTR-A-TERRITORIAL SERVICE OF PROCESS.

27.  SEVERABILITY.

     The provisions of this Agreement are to be construed separately, and if any one or more of the provisions hereof are not given legal effect by a court of competent jurisdiction, such provision(s) shall be deemed deleted from the Agreement and the Agreement shall be construed and enforced to most closely reflect the intent of the parties hereto.

28.  WAIVER.

     Either party's failure to exercise any of its rights under this Agreement shall not constitute a waiver of any past, present or future right or remedy.

29.  RETENTION OF RIGHTS.

     Except as specifically provided herein, Carnival shall not obtain, by this Agreement, any right, title or interest in or to the patent rights, trademarks, service marks, and copyrights or any and all other intellectual property rights embodied in the Products and sub-assemblies thereof manufactured by, or on behalf of, TNC, nor shall this Agreement give Carnival the right to use, refer to, or incorporate in any way or form such intellectual -property rights.

30.  CAPTIONS.

     The captions used in this Agreement are for convenience only and shall not affect in any way the meaning or interpretation of the provisions set forth herein.

31.  SURVIVAL.

     Sections  2(a)(v),  6, 9, 10,  11, 13, 14, 17, 18 and 21 through 32 of this
     Agreement shall survive the expiration or termination, for any reason, of this Agreement.

32.  ENTIRE AGREEMENT.

     This Agreement shall constitute the final, complete and exclusive written expression of the intentions of the parties hereto and shall supersede all previous communications, representations, agreements, promises or statements, either oral or written, by either party. No other terms and conditions, including without limitation any terms and conditions stated on Carnival's purchase order or any document(s) accompanying such purchase order, or TNC's invoice or packing slip or similar document(s), shall be applicable, except upon the mutual written agreement of the parties hereto.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the par-ties hereto as of the date first above written.

THE NETWORK CONNECTION, INC.              CARNIVAL CORPORATION



By: /s/ William L. Riner                  By: /s/ Brandon Corgen
   ----------------------------------       ------------------------------------
Name: William L. Riner                    Name: Brandon Corgon
     --------------------------------          ---------------------------------
Title:                                    Title:
      -------------------------------           --------------------------------